RELEASE AGREEMENT

This Release Agreement, dated as of May 12, 2025 (the "**Release Agreement**"), between Evan Bloomberg and Jubilee Intel, LLC, a Nevada limited liability company (collectively the "**Jubilee Parties**"), and Hallmark Venture Group, Inc., a Florida corporation and Nicosel, LLC (collectively the "**HLLK Parties**," and together with Jubilee Parties, the "**Parties**," and each, a "**Party**").

WHEREAS, the Parties desire to execute and deliver mutual releases on the terms and conditions set out herein in conjunction with the Assignment of Membership Interest of even date (the "**Assignment**").

NOW, THEREFORE, in consideration of the premises set out above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Mutual Release.

(a) In consideration of the covenants, agreements and undertakings of the Parties under this Release Agreement, each Party, on behalf of itself and its respective present and former parents, subsidiaries, Affiliates, officers, directors, shareholders, members, successors, and assigns (collectively, "**Releasors**") hereby releases, waives, and forever discharges the other Party and its respective present and former, direct and indirect, parents, subsidiaries, Affiliates, employees, officers, directors, shareholders, members, agents, Representatives, permitted successors, and permitted assigns (collectively, "**Releasees**") of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity (collectively, "**Claims**"), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Release Agreement arising out of or relating to any dealings among the Parties, except for any Claims relating to rights and obligations preserved by, created by or otherwise arising out of this Release Agreement.

(b) Each Releasor understands that it may later discover Claims or facts that may be different from, or in addition to, those that it or any other Releasor now knows or believes to exist regarding the subject matter of the release contained in this Section 1, and which, if known at the time of signing this Release Agreement, may have materially affected this Release Agreement and such Party's decision to enter into it and grant the release contained in this Section 1. Nevertheless, the Releasors intend to fully, finally and forever settle and release all Claims that now exist, may exist, or previously existed, as set out in the release contained in this Section 1, whether known or unknown, foreseen or unforeseen, or suspected or unsuspected, and the release given herein is and will remain in effect as a complete release, notwithstanding the discovery or existence of such additional or different facts. The Releasors hereby waive any right or Claim that might arise as a result of such different or additional Claims or facts.

2. Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

(a) It has the full right, power, and authority to enter into this Release Agreement, to grant the release contained herein and to perform its obligations hereunder.

(b) The execution of this Release Agreement by the individual whose signature is set out at the end of this Release Agreement on behalf of such Party, and the delivery of this Release Agreement by such Party, have been duly authorized by all necessary action on the part of such Party.

(c) This Release Agreement has been executed and delivered by such Party and (assuming due authorization, execution and delivery by the other Party hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms.

(d) It (i) knows of no Claims against the other Party that are not covered by the release contained in Section 1 and (ii) has neither assigned nor transferred any of the Claims released herein to any Person or entity and no Person or entity has subrogated to or has any interest or rights in any Claims.

EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS RELEASE AGREEMENT, (A) NEITHER PARTY HERETO NOR ANY PERSON ON SUCH PARTY'S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE, OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) EACH PARTY HERETO ACKNOWLEDGES THAT, IN ENTERING INTO THIS RELEASE AGREEMENT, IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY, OR ANY OTHER PERSON ON SUCH OTHER PARTY'S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 2.

3. Confidentiality. Subject to the terms and conditions of Section 4(a), each Party acknowledges the confidential nature of the terms and conditions of this Release Agreement (collectively, the "**Confidential Information**") and agrees that it shall not (a) disclose any of such Confidential Information to any Person or entity, except to such Party's Affiliates, employees, advisors, and other representatives who need to know the Confidential Information to assist such Party, or act on its behalf, to exercise its rights or perform its obligations under this Release Agreement, or (b) use the Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Release Agreement. Each Party shall be responsible for any breach of this Section 3 caused by any of its Affiliates, employees, advisors, and other representatives. Notwithstanding the foregoing, if any Confidential Information is permissibly disclosed under Section 4(a), such information will no longer be deemed "Confidential Information" for the purposes of this Section 3.

4. Publicity and Announcements.

(a) Neither Party shall (orally or in writing) publicly disclose or issue any press release, make any other public statement, or otherwise communicate with the media, concerning the Assignment, the existence of this Release Agreement or the subject matter hereof, without the prior written approval of the other Party (which shall not be unreasonably withheld or delayed), except to the extent that such Party is required to make any public disclosure or filing regarding the subject matter of this Release Agreement (i) by applicable Law or (ii) under any rules or regulations of any securities exchange of which the securities of such party are listed or traded.

(b) Neither Party shall make, publish, or communicate to any Person or entity or in any public forum any comments or statements (written or oral) that denigrate or disparage, or are detrimental to, the reputation or stature of the other Party or its businesses, or any of its employees, directors and officers, and existing and prospective customers, suppliers, investors and other associated third parties.

5. Miscellaneous.

(a) Any notices, requests, consents, claims, demands, waivers, summons, or other legal process, or similar types of communications hereunder (each, a "**Notice**") must be in writing and addressed to the relevant Party at the address set out on the first page of this Release Agreement (or to such other address that may be designated by the receiving Party from time to time in accordance with this Section 5(a)). All Notices must be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), or certified or registered mail (in each case, return receipt requested, postage prepaid). A Notice is effective only (i) on receipt by the receiving Party and (ii) if the Party giving the Notice has complied with the requirements of this Section 5(a).

(b) This Release Agreement and all matters arising out of or relating to this Release Agreement are governed by, and construed in accordance with, the laws of the State of Florida, without regard to the conflict of laws provisions of such State.

(c) This Release Agreement, and each of the terms and provisions hereof, may only be amended, modified, waived, or supplemented by an agreement in writing signed by each Party.

(d) Neither Party may assign, transfer, or delegate any or all of its rights or obligations under this Release Agreement without the prior written consent of the other party. No assignment will relieve the assigning party of any of its obligations hereunder. Any attempted assignment, transfer, or other conveyance in violation of the foregoing will be null and void. This Release Agreement will inure to the benefit of and be binding on each of the Parties and each of their respective permitted successors and permitted assigns.

(e) This Release Agreement may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Release Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Release Agreement.

(f) If any term or provision of this Release Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Release Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Release Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(g) This Release Agreement is the sole and entire agreement of the Parties regarding the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, regarding such subject matter.

(h) Except as expressly set out in the second sentence of this Section 5(h), this Release Agreement benefits solely the Parties hereto and their respective permitted successors and permitted assigns, and nothing in this Release Agreement, express or implied, confers on any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Release Agreement. The Parties hereby designate all Releasees as third-party beneficiaries of Section 1, having the right to enforce such Section.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Release Agreement as of the date first written above.

JUBILEE PARTIES

JUBILEE INTEL, LLC

By______________________

Name: Evan Bloomberg

Title: CEO

By______________________

Name: Evan Bloomberg, individually

HLLK PARTIES

HALLMARK VENTURE GROUP, INC.

By______________________

Name: Paul Strickland

Title: Secretary

NICOSEL, LLC

By______________________

Name: Salvatore Lauria

Title: Manager/Principal